EXHIBIT 10.47
AMENDMENT TO THE ESCO TECHNOLOGIES INC.
1999 STOCK OPTION PLAN
WHEREAS, ESCO Technologies Inc. (“Company”) adopted the ESCO Technologies Inc. 1999 Stock Option Plan (“Plan”); and
WHEREAS, the Company retained the right to amend the Plan pursuant to Section 16 thereof; and
WHEREAS, the Company desires to amend the Plan in accordance with Section 409A of the Internal Revenue Code of 1986, as amended;
NOW, THEREFORE, effective as of October 3, 2007, the Plan is amended as follows:
1. The last sentence of Section 14(a) is deleted.
IN WITNESS WHEREOF, the foregoing Amendment was adopted on the 3rd day of October, 2007.